UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 12, 2005

Affordable Residential Communities Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-31987	84-1477939
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Grant Street, Suite 900, Denver, Colorado, 80203
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: 303-383-7500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Material Amendment to a Material Agreement.

On September 12, 2005, the Registrant’s indirect subsidiaries, ARC III, L.L.C., ARC Silver Leaf LP and ARC Meadow Glen LP, and CITIGROUP GLOBAL MARKETS REALTY CORP., (“Lender”) entered into an Amendment to Loan Agreement (the “Amendment”), extending the maturity date of the September 23,2004 Loan Agreement among the parties from September 2005 to September 2006.  The Amendment also lowered the interest rate from one month LIBOR plus 2.95% to one month LIBOR plus 2.75% and established and/or adjusted certain fees paid to Lender as expressly set forth in the Amendment, a copy of which is attached hereto.

Item 9.01.  Financial Statements and Exhibits.

(c)           Exhibits - Amendment to Loan Agreement dated September 12, 2005.

Exhibit Number	Description

Exhibit 10.1	Amendment to Loan Agreement, dated as September 12, 2005, by and among, ARC III, L.L.C., ARC Silver Leaf LP and ARC Meadow Glen LP, and CITIGROUP GLOBAL MARKETS REALTY CORP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 13, 2005

AFFORDABLE RESIDENTIAL COMMUNITIES INC.

	By:	/s/ Scott L. Gesell
Scott L. Gesell
Executive Vice President